Exhibit 5.1

200 Clarendon Street
Boston, Massachusetts 02116
Tel: +1.617.948.6000 Fax: +1.617.948.6001
www.lw.com

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T2 Biosystems, Inc.

101 Hartwell Ave.

Lexington, MA 02421

Re:  Registration Statement on Form S-3; 6,217,723 shares of Common Stock, par value $0.001 per share

To the addressee set forth above:

We have acted as special counsel to T2 Biosystems, Inc., a Delaware corporation (the “Company”), in connection with the resale from time to time by the selling stockholders (the “Selling Stockholders”) named in the Registration Statement (as defined below) of 6,217,723 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Shares include (a) 1,700,000 outstanding shares (the “Issued Shares”) of Common Stock, (b) 325,317 shares of Common Stock issuable upon exercise of a pre-funded warrant to purchase shares of Common Stock (the “Pre-Funded Warrant Shares”), (c) 2,025,317 shares of Common Stock issuable upon exercise of a series A warrant to purchase shares of Common Stock (the “Series A Warrant Shares”), (d) 2,025,317 shares of Common Stock issuable upon exercise of a series B warrant to purchase shares of Common Stock (the “Series B Warrant Shares”) and (e) 141,772 shares of Common Stock issuable upon exercise of warrants to purchase shares of Common Stock (the “Wainwright Warrant Shares” and, together with the Pre-Funded Warrant Shares, the Series A Warrant Shares and the Series B Warrant Shares, the “Warrant Shares”). The Shares and Warrant Shares are included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on May 24, 2024 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related Prospectus, other than as expressly stated herein with respect to the issue of the Shares and Warrant Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters

May 24, 2024

without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. The issuance of the Issued Shares has been duly authorized by all necessary corporate action of the Company, and the Issued Shares are validly issued, fully paid and nonassessable.

2. When the Warrant Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the Warrant holders, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the respective warrants, the issue of the Warrant Shares will have been duly authorized by all necessary corporate action of the Company, and the Warrant Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that (i) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL and (ii) upon the issue of any of the Warrant Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Restated Certificate of Incorporation, as amended, and by the board of directors of the Company in connection with the offering contemplated by the Registration Statement.

With your consent, we have assumed that the warrants relating to the issuance of the Warrant Shares have been duly executed and delivered by the Company and, under the internal laws of the State of New York, constitute valid and legally binding obligations of the Company.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP